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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 15, 2007

                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

            NEVADA                        0-23511               87-0573331
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation or Organization)         File Number)         Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      (e) On November 15, 2007, Integrated Healthcare Holdings, Inc (the Company) amended the employment agreement of Bruce Mogel, Chief Executive Officer (principal executive officer) of the Company, to increase his base salary from $360,000 per year to $525,000 per year. Additionally, auto allowance was increased from $1,000 to $2,000 per month. Performance based incentive compensation up to $97,500 for the year ended March 31, 2008 and $195,000 each year thereafter may be awarded under the amended employment agreement.

      The form of Mr. Mogel's revised employment agreement is furnished as an exhibit to this Report. The preceding description of the amendment should be read in conjunction with the exhibit filed herewith.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits


EXHIBIT
NUMBER                                 DESCRIPTION

99.1        Amended Employment Agreement of Bruce Mogel, dated as of
            November 15, 2007

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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007

                                    INTEGRATED HEALTHCARE HOLDINGS, INC.

                                    By: /s/ Steven R. Blake
                                        -----------------------------------
                                        Steven R. Blake
                                        Chief Executive Officer


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